UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment Number One

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2019 (August 21, 2019)

VALUE EXCHANGE INTERNATIONAL, INC.

 (Exact name of Registrant as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Unit 602, Block B, 6 Floor,

Shatin Industrial Centre, 5-7 Yuen Shun Circuit,

Shatin, N.T., Hong Kong

(Address of principal executive offices) (Zip Code)

(852) 2950 4288

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
None	-	-

Item 8.01 Other Matters

On August 21, 2019, Value Exchange International, Inc., a Nevada corporation, (“Company”) received an emailed letter, dated August 15, 2019, from The OTC Markets Group (“OTC”) Compliance department notifying the Company of a new instance in August 2019 of third party promotional activity for Company’s common stock and a corresponding increase in trading volume of that stock.

As previously reported in a Form 8-K Current Report filed by the Company with the Commission on July 9, 2019, the Company was notified of the initial occurrence of third party stock promotional activity. Like the stock promotional activity from July 2019, the new August 2019 third party stock promotional activity was not authorized or sponsored by the Company and the Company and its management had no prior knowledge of and no participation in the new third party stock promotional activity. The Company has not engaged any or authorized any third party to conduct promotional activity for the Company common stock. The Company does not engage, sponsor, validate or condone third party promoters of Company common stock or third party forecasts or projections for the Company’s common stock market price.

The Company has no relationship with, or control over, the August 2019 third party promotional activity for Company common stock or the sources of that promotional activity. The example of the August 2019 third party promotional activity provided to the Company by the OTC Compliance department contained false, misleading statements and forecasts about the Company and its common stock. The investing public is urged to ignore the August 2019 or any future third party promotional activity and materials about the Company and its common stock and rely on the Company’s filings with Commission and public disclosures of the Company made on the OTC website.

Risk Factors. The Company reminds the investing public that Company common stock is a “penny stock” under SEC rules, is lightly traded on The OTC Markets Group, Inc. Venture Market QB market, is not followed by bona fide market analysts and has no primary market maker or institutional investor support. For these reasons, the Company common stock is vulnerable to stock manipulation and possibly unpredictable and significant swings in market price. Any investment in the Company common stock is highly risky.

Investigation. The Company has commenced an investigation of the unauthorized third party promotional activity for Company common stock and Company has and will pursue certain remedial action aimed at discouraging future unauthorized third party stock promotional activity for Company common stock. A cease and desist demand is being sent to the company and website cited as the authors of the unauthorized stock promotional activity in August 2019. Due to the nature of certain stock promoters, especially penny stock ones, these Company remedial efforts may not stop future unauthorized stock promotional activity for the Company’s common stock.

Company has issued the press release set forth as Exhibit 99.1 to this Current Report on Form 8-K/A urging the investing public to ignore the misleading third party promotional activity and materials for the Company’s common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
99.1	August 23, 2019 Press Release by Value Exchange International, Inc. re: unauthorized third party promotional activity for its common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2019

VALUE EXCHANGE INTERNATIONAL, INC.

/s/ Kenneth Tan Seng Wee

By: Kenneth Tan Seng Wee

Title: President, Chief Executive Officer and Director